UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2021

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XT ENERGY GROUP, INC.

(Exact name of registrant as specified in its charter)

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Nevada	0-54520	98-0632932
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

No. 1, Fuqiao Village, Hengguoqiao Town, Xianning, Hubei, P.R. China 437012

(Address of Principal Executive Office) (Zip Code)

929-228-9298

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02	DEPARTURES OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS

On July 28, 2021, at a meeting of the Registrant's Board of Directors, Mr. Denghua Zhou and Mr. Jian Zhou each submitted his resignation from his position as a member of the Board of Directors. Upon receipt of the aforesaid resignations, the Board of Directors elected Mr. Thomas Quon and Mr. Paul Chen to fill the vacancies.

Mr. Thomas Quon is the Registrant's Chief Executive Officer. Information regarding Mr. Quon is available in the Current Report on Form 8-K filed on July 9, 2021. Information regarding Mr. Chen follows.

Paul Chen. Mr. Chen has been appointed to the Board so that he may contribute the understanding of business management that he has gained during the past 35 years. From 1986 to 1989, Mr. Chen founded the Stone Garage, an auto repair shop. In addition, since 1989 Mr. Chen has served as Chairman of the Board of Advance Auto Tech, an auto repair shop in New York, Mr. Chen graduated from the Taipei Kainan Institute of Business and Technology. He is 67 years old.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

XT Energy Group, Inc.

Date: August 6, 2021	By:	/s/ Thomas Quon
Thomas Quon, Chief Executive Officer